Exhibit 4.10

Supplementary Agreement

Supplementary Agreement

This Supplementary Agreement (hereinafter referred to as the “Agreement”) is made on January 26, 2021 in Beijing by and among:

Party A:

Beijing Lexuebang Network Technology Co., Ltd., a wholly foreign-owned enterprise legally established and existing under the laws of China, with the Uniform Social Credit Code being *******, and registered address at *******.

Party B:	The parties listed in Annex I who are existing shareholders of Party C with such amount and ratio of contributions as set out in Annex I hereto.

Party C:

Beijing BaiJia Technology Co., Ltd., a limited liability company legally established and existing under the laws of China, with the Uniform Social Credit Code being *******, and registered address at *******.

Party D:

Beijing Yuexuebang Network Technology Co., Ltd., a limited liability company legally established and existing under the laws of China, with the Uniform Social Credit Code being *******, and registered address at *******.

Party E:

Wuhan Yuexuebang Network Technology Co., Ltd., a limited liability company legally established and existing under the laws of China, with the Uniform Social Credit Code being *******, and registered address at *******.

The aforesaid parties are hereinafter individually referred to as “a Party” and collectively “the Parties”.

Whereas:

Party A, Party B and Party C have, jointly or separately signed the Exclusive Call Option Agreement, Exclusive Management Services and Business Cooperation Agreement, Equity Interest Pledge Agreement, and the Power of Attorney (hereinafter collectively referred to as the “Original Agreements”) on March 16, 2019. Through friendly negotiation, the Parties now agree as follows that each of Party D and Party E become a party to each of the Original Agreements.

1

Supplementary Agreement

I.

The Parties agree that each of Party D and Party E shall become a party to each of the Original Agreements and thereupon, enjoy the same rights of Party A under the Original Agreements and jointly assume the obligations of Party A thereunder.

II.	This Agreement shall become effective on the date of execution, and shall be rescinded or terminated once the Original Agreements are rescinded or terminated.

III.

This Agreement is an integral part of the Original Agreements and has the same effect as the Original Agreements. In case of any inconsistency between this Agreement and the Original Agreements, this Agreement shall prevail.

IV.

Any matter not covered herein shall be subject to the provisions of the Original Agreements. If there is no related provisions in the Original Agreements, it shall be settled by the Parties through negotiation.

V.	This Supplementary Agreement is made in five originals of the same legal effect, with one being held by each Party.

(The remainder of this page is intentionally left blank.)

Supplementary Agreement

(Signature page to the Supplementary Agreement.)

Party A: Beijing Lexuebang Network Technology Co., Ltd. (Seal)

Legal Representative or Authorized Representative (Signature):

/s/ Luo Bin

Supplementary Agreement

(Signature page to the Supplementary Agreement.)

Party B: Chen Xiangdong

Signature: /s/ Chen Xiangdong

4

Supplementary Agreement

(Signature page to the Supplementary Agreement.)

Party B: Luo Bin

Signature: /s/ Luo Bin

5

Supplementary Agreement

(Signature page to the Supplementary Agreement.)

Party C:

Beijing BaiJia Technology Co., Ltd. (Seal)

Legal Representative or Authorized Representative (Signature):

/s/ Luo Bin

Supplementary Agreement

(Signature page to the Supplementary Agreement.)

Party D:

Beijing Yuexuebang Network Technology Co., Ltd. (Seal)

Legal Representative or Authorized Representative (Signature):

/s/ Luo Bin

Supplementary Agreement

(Signature page to the Supplementary Agreement.)

Party E:

Wuhan Yuexuebang Network Technology Co., Ltd. (Seal)

Legal Representative or Authorized Representative (Signature):

/s/ Huang Lulu

Supplementary Agreement

Annex I

Existing Shareholders of Party C

Chen Xiangdong

Luo Bin

Shareholders’ Decision of

Beijing Yuexuebang Network Technology Co., Ltd.

Date: January 26, 2021

To further raise the efficiency of Beijing Yuexuebang Network Technology Co., Ltd. (the “Company”) and improve its operation, the shareholders of the Company hereby resolve that:

1. The Company be authorized to execute the Supplementary Agreement to become a party to and perform the Exclusive Call Option Agreement, Exclusive Management Services and Business Cooperation Agreement, and relevant guarantee agreement and ancillary agreement signed by and among Beijing Lexuebang Network Technology Co., Ltd., Beijing BaiJia Technology Co., Ltd., and other related parties on March 16, 2019;

2. The legal representative of the Company be authorized to execute and perform on behalf of the Company all documents or acts necessary to give effect to or terminate the aforesaid documents, as the case may be.

(The remainder of this page is intentionally left blank)

(Signature page to the Shareholder’s Decision of Beijing Yuexuebang Network

Technology Co., Ltd.)

Shareholder:

BaiJiaHuLian HK Holdings Limited

Authorized Representative: /s/ Chen Xiangdong

Shareholders’ Decision of

Wuhan Yuexuebang Network Technology Co., Ltd.

Date: January 26, 2021

To further raise the efficiency of Wuhan Yuexuebang Network Technology Co., Ltd. (the “Company”) and improve its operation, the shareholders of the Company hereby resolve that:

1. The Company be authorized to execute the Supplementary Agreement to become a party to and perform the Exclusive Call Option Agreement, Exclusive Management Services and Business Cooperation Agreement, and relevant guarantee agreement and ancillary agreement signed by and among Beijing Lexuebang Network Technology Co., Ltd., Beijing BaiJia Technology Co., Ltd. and other related parties on March 16, 2019;

2. The legal representative of the Company be authorized to execute and perform on behalf of the Company all documents or acts necessary to give effect to or terminate the aforesaid documents, as the case may be.

(The remainder of this page is intentionally left blank.)

(Signature page to the Shareholder’s Decision of Wuhan Yuexuebang Network

Technology Co., Ltd.)

Shareholder:

BaiJiaHuLian HK Holdings Limited

Authorized Representative: /s/ Chen Xiangdong